Exhibit 99.1

Clarivate Announces Pricing Terms of Offer to Purchase for Cash Certain of its Outstanding Debt Securities

LONDON, September 23, 2026: Clarivate Plc (NYSE: CLVT) ("Clarivate"), a leading global provider of transformative intelligence, today announced the Reference Yield and Total Consideration (as set forth in the table below) to be paid in connection with its previously announced cash tender offer (the "Offer") by its wholly-owned subsidiary, Clarivate Science Holdings Corporation (the “Company”), to purchase the outstanding notes described below, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 17, 2026 (the "Offer to Purchase").

The Company is offering to purchase in the Offer its 3.875% Senior Secured Notes due 2028 (the "Notes") for the consideration described below, subject to a $75,000,000 cap on the aggregate principal amount of Notes purchased in the Offer (the "Tender Cap") subject to proration and the terms and conditions set forth in the Offer to Purchase. Subject to applicable law, the Company may, but is under no obligation to, eliminate, increase or decrease the Tender Cap at any time prior to the "Expiration Date" of 5:00 p.m., New York City time, on September 23, 2026 (unless extended or earlier terminated by the Company). In the event proration is required with respect to the Notes, the Company will multiply the principal amount of each valid tender of such Notes by the proration rate and round the resulting amount down to the nearest $1,000 principal amount in order to determine the principal amount of such tender that will be accepted pursuant to the Offer. The excess principal amount of Notes not accepted from the tendering Holders will be promptly returned to such Holders, and if this excess principal amount of Notes is less than $2,000, the Company may either accept or reject all such tendering Holders' validly tendered Notes in its sole discretion. Additionally, the Company may increase the amount of Notes accepted for payment in the Offer by no more than 2% of the outstanding Notes without amending or extending the Offer. The Offer to Purchase and any related documents are referred to herein collectively as the "Tender Offer Documents". Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

Certain information regarding the Notes and the pricing for the Offer is set forth in the table below.

Notes	Issuer	CUSIP / ISIN Number(1)	Aggregate Principal Amount Outstanding	Reference Security	Reference Yield(2)	Bloomberg Reference Page	Fixed Spread (Basis Points)	Total Consideration(3)
3.875% Senior Secured Notes due 2028	Clarivate Science Holdings Corporation	144A: 18064P AC3 / US18064PAC32 Reg S: U1800Q AC3 / USU1800QAC34	$825,000,000	4.125% UST due June 30, 2028	4.864%	FIT 4	+50	$975.15

(1)	No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed above.

(2)	The Reference Yield was determined at 2:00 p.m., New York time, on September 23, 2026.

(3)	Represents the total consideration for the Notes (the "Total Consideration") payable per each $1,000 principal amount of the Notes validly tendered and accepted for purchase in the Offer.

The "Total Consideration" payable per each $1,000 principal amount of Notes validly tendered for purchase is based on the Fixed Spread, plus the Reference Yield based on the bid-side price of the Reference Security as quoted on the Bloomberg Reference Page as of 2:00 p.m., New York City time, today, September 23, 2026 (the "Price Determination Date"). In addition to the Total Consideration, Holders whose Notes are accepted for purchase pursuant to the Offer will receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but excluding, the Settlement Date (the "Accrued Interest," and the payment thereof, the "Accrued Coupon Payment").

Tenders of Notes may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, today, September 23, 2026 (the "Withdrawal Deadline"), but, except as provided in the Offer to Purchase or required by applicable law, may not be validly withdrawn thereafter. The "Settlement Date" will be the second business day after the Expiration Date and is expected to be September 25, 2026.

The complete terms and conditions of the Offer are set forth in the Tender Offer Documents. Holders are urged to read the Tender Offer Documents carefully. If any condition to the Offer is not satisfied or waived, the Company is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each case subject to applicable law, and may terminate or alter the Offer.

The Company has retained Citigroup Global Markets Inc. to act as dealer manager (the "Dealer Manager") for the Offer. Global Bondholder Services Corporation will act as the Tender and Information Agent for the Offer. For additional information, please contact: Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll-free) or +1 (212) 723-6106 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only) and (855) 654-2015 (for all others toll-free) or to the Dealer Manager at its telephone number. Copies of the Offer to Purchase are available at: https://www.gbsc-usa.com/clarivate/. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

Holders of Notes are advised to check with each bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that Holder to be able to participate in, or withdraw their instruction to participate in the Offer before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and DTC for the submission and withdrawal of tender instructions may be earlier than the relevant deadlines specified herein and in the Offer to Purchase.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offer is made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase. None of the Company, Clarivate, the Dealer Manager or the Tender and Information Agent makes any recommendation as to whether Holders should tender their Notes pursuant to the Offer. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

Forward-Looking Statements

This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all matters that are not historical facts, including statements relating to our intentions, beliefs, or current expectations concerning, among other things, the completion of the Offer. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.

About Clarivate

Clarivate is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property, and Life Sciences & Healthcare. For more information, please visit www.clarivate.com.

Media Contact:

Amy Bourke-Waite, Senior Director, Communications & Brand

newsroom@clarivate.com

Investor Relations Contact:

Mark Donohue, Vice President, Investor Relations

investor.relations@clarivate.com